Exhibit 10.21

LEASE AGREEMENT

by and between

Julius Tallberg-Kiinteistöt Oyj

as the Landlord

and

IQM Finland Oy

as the Tenant

regarding premises at

Sinimäentie 6 C, 02630 Espoo

29.1.2025

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TABLE OF CONTENTS 1 Parties 4 2 Recitals 4 3 Condition precedent 4 4 Leased premises 4 5 Purpose of use 6 6 Lease term 6 7 Rent 6 10 Modifications to be performed in the Leased Premises and cost allocation 7 11 Operating costs 8 12 Use and servicing of the Leased Premises, and liability for maintenance and repairs 8 13 Repair and modification work 10 15 Environmental matters 11 16 Loss or damage 11 17 Functional failures 12 18 Insurance 12 19 Condition of the Leased Premises at the end of the Lease Term 12 20 Other terms and conditions 13 21 Entry into force of the Lease Agreement 14 22 Governing law 14 24 Counterparts of Agreement 14 Electronically signed / Sähköisesti allekirjoitettu / Elektroniskt signerats / Elektronisk signert / Elektronisk underskrevet / visma sign https://sign.visma.net/fi/document-check/d2a812aa-87bb-41c7-99ee-445091b0e721 www.vismasign.com

APPENDICES Appendix 1 Floor plan of the Leased Premises (including loading areas and parking spaces) Appendix 2 Observations regarding condition of the Leased Premises Appendix 3 Modifications concerning the Leased Premises Appendix 4 Responsibility Distribution Table Electronically signed / Sähköisesti allekirjoitettu / Elektroniskt signerats / Elektronisk signert / Elektronisk underskrevet / visma sign https://sign.visma.net/fi/document-check/d2a812aa-87bb-41c7-99ee-445091b0e721 www.vismasign.com

LEASE AGREEMENT This lease Agreement (the ”Lease Agreement”) is entered into by and between the following parties: 1 Parties 1.1. Julius Tallberg-Kiinteistöt Oyj, a public limited liability company validly existing under the laws of Finland, having its registered office at Suomalaistentie 7, 02270 Espoo, Finland, and the business identity code 0691852-5 (the ”Landlord”); and 1.2. IQM Finland Oy, a limited liability company validly existing under the laws of Finland, having its registered office at Keilaranta 19, 02150 Espoo, Finland, and the business identity code 2912625-6 (the ”Tenant”)¦ 1.3. The Landlord and the Tenant are hereinafter jointly referred to as the “Parties” and individually as a ”Party”. 2 Recitals 2.1. The Landlord owns all shares in Kiinteistö Oy Sinimäentie 6, a mutual real estate company validly existing under the laws of Finland (business identity code 1062517-8) having its address at Suomalaistentie 7, 02270 Espoo, Finland (the “Real Estate Company”)¦ 2.2. The Real Estate Company holds title to the real estate 49-26-66-7 located at the address Sinimäentie 6 C, 02630 Espoo, Finland and owns the building thereon (the “Building”). 2.3. TheParties have entered on 6./9.11.2020 into a lease agreement regarding lease premises at Sinimäentie 6 C, Espoo. In addition, the Parties have made several amendments to the lease agreement. 2.4. The Parties have negotiated significant changes to the original lease agreement and its’ amendments. To clarify the agreement structure, the Parties enter into this new Lease Agreement that supersedes all prior lease agreements between the Parties considering, however, what has been agreed in section 7.2 below and condition precedent according to section 3. 3 Condition precedent 3.1. As some of the leased premises set out in section 4.2 below are on the Mobidiag Oy’s possession based on its lease agreement, this new Lease Agreement between the Parties shall only enter into force provided that an agreement regarding partial termination of the lease agreement between the Landlord and Mobidiag Oy is concluded at the latest on 7.2.2025. 3.2. If the agreement regarding partial termination of the lease agreement between the Landlord and Mobidiag Oy will not be concluded, this new Lease Agreement shall lapse. Neither of the Parties shall have any claims against the other Party in this case and the original lease agreement and its amendments shall continue to remain in full force and effect in their entirety. 4 Leased premises 4.1. Until 30.4.2025 the leased premises comprise of production, storage and office space currently on the Tenant’s possession as described in Appendix 1. Electronically signed / Sähköisesti allekirjoitettu / Elektroniskt signerats / Elektronisk signert / Elektronisk underskrevet visma sign https://sign.visma.net/fi/document-check/d2a812aa-87bb-41c7-99ee-445091b0e721 www.vismasign.com

4.2. From 1.5.2025 onwards the leased premises comprise of following cleanroom, production, storage and office space, altogether 7.262,5 square meters:—Approximately 2.143,0 square meters of cleanroom, laboratory, production and office space located on the first floor of the Building.—Approximately 1.231,0 square meters of production, laboratory and office space located on the first floor of the Building.—Approximately 3.236,0 square meters of cleanroom, laboratory, production and office space located on the first floor of the Building.—Approximately 603,5 of square meters of production space located on the second floor of the Building.—Approximately 49 of square meters of office space located on the first floor of the Building. 4.3. For the sake of clarity, the Parties note that from 1.5.2025 onwards the leased premises do not include office space of approximately 633 square meters on the second floor of the Building and cleanroom, production, laboratory and office space of approximately 538 square meters located on the first floor of the Building. The Tenant shall relocate its activities and vacate the said spaces at the latest on 1.5.2025. The Tenant may, however, keep the so-called small cleanroom located in the aforementioned space of 538 square meters until 1.7.2025 without obligation to pay rent or other compensation for the area required by the small cleanroom. 4.4. The leased premises in sections 4.1, 4.2 and 4.3 (the “Leased Premises”) are described in more detail in Appendix 1. 4.5. In addition to the Leased Premises, the Tenant shall have the right to use the loading/un- loading areas of the Building, routes to and from the Leased Premises and emergency exits as marked in the Appendix 1. The Tenant shall also have the right to use shower rooms and lockers next to the Building’s restaurant. The Parties shall make a separate agreement regarding use of the gym and common services of the Building, such as reception and visitor services. The signed agreement shall be added as appendix to this Lease Agreement. 4.6. The Tenant has the right to use 45 parking places located in the yard area of the Building. Should the Tenant require more parking places, the Landlord determines separate charge for these places. 4.7. The Tenant shall also have the right to keep nitrogen tanks required by the Tenant’s operations to the area outside of the Building marked in Appendix 1. The Tenant shall be at its expense responsible for permits required for keeping the nitrogen tanks and for all safety measures related thereto. The Tenant shall also have the right to keep other devices serving the Tenant’s action in the joint use area in the Building and outside of the Building. 4.8. The Landlord shall have the right to use the staircase within the Leased Premises (marked in Appendix 1) for property maintenance purposes. 4.9. The Leased Premises are leased as a functional entity. The Parties acknowledge that the Rent specified in section 7 of this Lease Agreement is not based on the floor area (sqm) of the Leased Premises and the Rent shall not be adjusted if the floor area of the Leased Premises differs from the information given to the Tenant in connection with entering into this Lease Agreement. 4.10. The Landlord’s right to lease the Leased Premises is based on ownership of the shares in the Real Estate Company. Electronically signed / Sähköisesti allekirjoitettu / Elektroniskt signerats / Elektronisk signert / Elektronisk underskrevet visma sign https://sign.visma.net/fi/document-check/d2a812aa-87bb-41c7-99ee-445091b0e721 www.vismasign.com

5 Purpose of use 5.1. The Leased Premises are leased for the following purpose of use (the ”Purpose of Use”): Production, storage and office space. The Leased Premises are used for planning, manufacturing, testing, operating and storing of quantum computers and related components, parts and equipment. The Tenant shall conduct the aforesaid business in the Leased Premises uninterrupted, unless required by competent authorities, for the whole Lease Period (defined below). 5.2. The Leased Premises may not be used for any other purpose without prior written consent of the Landlord. 5.3. The Tenant shall at its cost be responsible for obtaining all authority permits necessary from time to time for the conducting its business in the Leased Premises and the compliance with the permits and other possible authority requirements during the Lease Term (defined below). The Tenant shall indemnify and hold the Landlord harmless from and against any claims, sanctions, actions and related costs arising out of claims, sanctions or actions by authorities in relation to the operations of the Tenant in the Leased Premises. 5.4. The Tenant has carefully examined the Leased Premises and hereby confirms that they correspond to the Tenant’s requirements considering the observations regarding condition of the Leased Premiss according to Appendix 2. To the extent not otherwise separately agreed later in this Lease Agreement, the Tenant approves the Leased Premises in their current condition. For the sake of clarity, the Parties note that the Leased Premises have partly been on the Tenant’s possession since 2021. 6 Lease term 6.1. The lease term of this Lease Agreement (the “Lease Term”) shall commence when this Lease Agreement is signed by both Parties. The Lease Term shall continue for a fixed period until 31.12.2030 with following exceptions: i) the lease term for approximately 633 square meters of office space on the second floor of the Building ends on 30.4.2025. ii) the lease term for approximately 538 square meters of cleanroom, production, laboratory and office space on the first floor of the Building ends on 30.4.2025. 6.2. Should the Parties wish to extend the Lease Term after the fixed period, the Parties shall complete their negotiations at least 18 months before the fixed period ends, i.e., before 30.6.2029. 7 Rent 7.1. The rent payable by the Tenant to the Landlord for the Leased Premises from 1.5.2025 onwards shall be EUR 115.416 per month (VAT 0%) (the “Rent”). 7.2. The Rent between January and April 2025 shall be determined according to prior lease agreement between the Parties, i.e., the Rent for these months shall be EUR 82.636,80 per month (VAT 0%). 7.3. The Tenant shall pay the Rent to the Landlord monthly in advance to a bank account designated by the Landlord. The Rent shall be due on the second day of each month. Any amount not paid pursuant to the terms of this Lease Agreement shall carry interest pursuant Electronically signed / Sähköisesti allekirjoitettu / Elektroniskt signerats / Elektronisk signert / Elektronisk underskrevet visma sign https://sign.visma.net/fi/document-check/d2a812aa-87bb-41c7-99ee-445091b0e721 www.vismasign.com to the Finnish Interest Act (633/1982, Fi: korkolaki) from the due date until the date of actual payment. 7.4. The Rent shall be adjusted annually based on the changes in the Finnish cost-of-living index (1951:10=100) (Fi: elinkustannusindeksi). The base index for the Rent adjustment shall be the latest published index figure on the signing date of this Lease Agreement, and the adjustment index shall be the latest published index figure at time of the index adjustment. The Rent shall, however, not be reduced based on index changes. The Rent shall be adjusted annually during January each year, for the first time in January 2026. If the indexation of the Rent becomes unavailable due to changes in the legislation or the publication of the cost-of-living index ceases, the Parties shall in good faith negotiate and agree on another procedure that guarantees the Landlord the same Rent income the whole Lease Term as originally intended by the Parties when agreeing on the Rent indexation. 8 Value added tax 8.1. Value added tax and other possible taxes and similar charges from the Landlord from time to time that are directly related to the leasing of the Leased Premises shall be added to the Rent. 8.2. The Tenant shall be responsible for that the Leased Premises (including possible sublet premises) are used in a manner that qualifies for value added tax deductions, and that the said use is maintained the entire Lease Term. 8.3. If the Landlord is required to refund value added tax deductions due to any action or omission of the Tenant (or the subtenant, if any), the Tenant shall compensate the Landlord any losses and costs incurred by the Landlord. 9 Lease security 9.1. The Tenant shall upon signing of this Lease Agreement provide the Landlord with a security for the payment of Rent and proper fulfilment of the Tenant’s other liabilities under this Lease Agreement (the “Lease Security”)¦ 9.2. The Lease security shall be in the form of a bank guarantee from a Finnish or Nordic bank, or a cash deposit for the amount of EUR 289.694,00. 9.3. The Lease security shall be in force during the whole Lease Term and three (3) months immediately thereafter. 9.4. The Lease Security shall be transferable to a possible new landlord. 9.5. Provided that the Tenant has fulfilled all its obligations under this Lease Agreement, the Landlord shall return the Lease Security to the Tenant within one (1) month from the termination of the Lease Agreement. 10 Modifications to be performed in the Leased Premises and cost allocation 10.1. The Parties have agreed on modifications to be performed in the Leased Premises. The content of these modifications is specified in Appendix 3. 10.2. The modifications shall be commissioned by the Landlord. The Tenant shall have the right to accept or reject the contractors tendered by the Landlord regarding the modifications which costs are on the Tenant’s cost responsibility. Division of costs regarding these modifications is specified in Appendix 3. The current estimation of the total costs of Electronically signed / Sähköisesti allekirjoitettu / Elektroniskt signerats / Elektronisk signert / Elektronisk underskrevet visma sign https://sign.visma.net/fi/document-check/d2a812aa-87bb-41c7-99ee-445091b0e721 www.vismasign.com modifications is EUR 295.800,00 (VAT 0%). The Landlord shall charge the costs on the Tenant’s responsibility from the Tenant after the modifications have been completed based on the actual costs incurred. In case the total amount of costs related to the modifications exceeds the estimated costs due to changes in the scope, nature, or quality of the modifications on the Tenant’s initiative, the Tenant shall bear the excess costs in full. 10.3. The modifications shall be performed from February 2025 onwards and shall be finished before 1.5.2025 as the Parties separately agree. 10.4. The Tenant is solely responsible for all modifications together with their costs required for connecting the office space of 49 square meters (marked in the Appendix 1) to the Leased Premises. 11 Operating costs 11.1. The Tenant shall be liable for electricity, heating, water consumption and other possible costs such as cleaning costs and waste management costs related to the Leased Premises. The Landlord is responsible for providing electricity, heating and water to the Tenant. The Landlord charges the Tenant for the electricity, heating and water based on consumption indicated by the measurement systems in addition to the costs caused by the delivery of these utilities. The Tenant’s share of the Building’s heating costs corresponds to the floor area of the Leased Premises (7.262,5 square meters) set in proportion to the floor area of the whole Building (14.073 square meters). The Tenant’s share is thus 51 % of the total heating costs. Regarding the waste management the Tenant’s responsibility covers hazardous waste, production waste and other waste different from regular office waste. 11.2. The Tenant is responsible for the acquisition of IT connections and their service security, and all possible repairs and costs caused by breaks in the distribution. 11.3. The Parties especially confirm that the Tenant is solely responsible for all special requirements following from the nature of the Tenant’s operations. The Tenant is also solely responsible for the safety and guarding of the Leased Premises. The Landlord is responsible for the security common areas of the Building. 11.4. The Tenant is liable for all costs based on its maintenance, upkeep and repair responsibilities as agreed in this Lease Agreement. 12 Use and servicing of the Leased Premises, and liability for maintenance and repairs 12.1. The Tenant shall be liable for ensuring that it has secured and maintained all the licences required for the operations that it conducts on the Leased Premises. The operations conducted by the Tenant on the Leased Premises shall also comply throughout with statutes and regulations that are current in Finland at the time concerned. 12.2. The Tenant shall indemnify all damages (including without limitation environmental damages) caused to the Leased Premises, the Landlord or third parties by activities of the Tenant or other users of the Leased Premises. 12.3. The Tenant shall at its cost maintain the Leased Premises in good condition in the same manner as a professional and diligent owner of real estate. 12.4. The Tenant shall also comply with the reasonable directions of the Landlord when using the Leased Premises. lectronically signed / Sähköisesti allekirjoitettu / Elektroniskt signerats / Elektronisk signert / Elektronisk underskrevet visma sign tps://sign.visma.net/fi/document-check/d2a812aa-87bb-41c7-99ee-445091b0e721 www.vismasign.com

12.5. The Tenant shall at its cost be responsible for all maintenance, upkeep and repair of the Leased Premises necessary to keep the condition, functionality and usability of the Leased Premises, except for structural repairs (Fi: peruskorjaukset) and structural defects that are on the Landlord’s responsibility. The Tenant is also responsible for maintenance, upkeep and repair of equipment, machines and devices in the Leased Premises irrespective of their owner except for the equipment, machines and devices that are servicing the whole Building such as HVAC. Structural repairs mean a relatively large separate repair project in which a building is renovated completely or to a material extent, such as renovation of roof, outer walls, windows, HVAC central units or building service technology systems or equipment, with the aim at restoring the level the building had when it was new. Structural defect means a defect in the structure of the building that is caused by construction work or structural repair. The Landlord shall not be responsible for structural repairs if the need of repair is caused by breach of the Tenant’s obligations under this Lease Agreement or other negligence by the Tenant. 12.6. The Landlord is responsible for the upkeep and maintenance of outdoor spaces and shared premises. 12.7. A table of division of responsibilities (Fi: vastuunjakotaulukko) specifying the division of maintenance, repair and service responsibilities between the Parties is attached hereto as Appendix 4. 12.8. The Tenant shall keep the Leased Premises in the same condition as they were upon the commencement of the lease in accordance with this Lease Agreement, excluding normal wear and tear. 12.9. The Tenant may affix or install signs, logos, and marks on the walls or on the yard of the Leased Premises subject to prior written approval of the Landlord and authority permits. The Tenant shall obtain such permits at its own cost. 12.10. The Tenant shall attend to the transportation of waste on its responsibility (hazardous waste, production waste and other waste different from regular office waste) in compliance with applicable legislation, regulations, and authority instructions. 12.11. The Tenant shall keep the Leased Premises in such a condition that no harm will be caused to other tenants, to users of the Building, to the Landlord or to the Building or the property itself. 12.12. Emergency exits of the Leased Premises must be approved for this usage and they must be usable for this purpose without any restrictions. 12.13. All loading and unloading areas of the Building and property as well as commonly used areas must be kept empty, and they are not allowed to be used even temporarily for storage of goods. Also, all emergency accesses of the Building and property must be kept free all the time. For the sake of clarity, the Parties note that the Tenant is allowed to store forklift and its charging station in the common loading areas. 12.14. Unless otherwise agreed, the Tenant and the Landlord shall annually jointly inspect the condition of the Leased Premises and minutes shall be kept of the inspection. If the Tenant has not fulfilled its responsibilities under this Lease Agreement within three (3) months from a written reminder of the Landlord to the extent the reason for inaction from the Tenant is not due to the regulations applicable to the Tenant or decisions/request from competent authority, the Landlord is entitled to have the neglected responsibilities carried out by a third party at the expense of the Tenant. Electronically signed / Sähköisesti allekirjoitettu / Elektroniskt signerats / Elektronisk signert / Elektronisk underskrevet visma sign https://sign.visma.net/fi/document-check/d2a812aa-87bb-41c7-99ee-445091b0e721 www.vismasign.com

12.15. Subject to a reasonable notice period and Tenant’s specific processes due to its activity, the Tenant shall allow the Landlord access to the Leased Premises to inspect their condition. 13 Repair and modification work 13.1. The Tenant is allowed to carry out minor modification works in the Leased Premises at its own cost by notifying the Landlord in advance of such alterations in writing. Other than minor modifications and all modifications requiring permits or approvals from or notifications to authorities are only allowed with a prior written consent of the Landlord. The Tenant is responsible for all costs related to obtaining required permits or approvals or other measures. 13.2. If the Tenant has carried out repair or other works in the Leased Premises without required permit or in breach of applicable legislation or regulation, the Tenant shall at its cost reinstate the premises or alter the premises to comply with applicable legislation, regulations and authority permit conditions. 13.3. The Tenant shall be liable for all damages caused to the Landlord or to the Leased Premises or the Building by the repair or alteration works of the Tenant. 13.4. Unless otherwise agreed between the Parties, the results of the modification work of the Tenant remain the Landlord’s property without compensation to the extent the results are constituent parts or appurtenances of the Building or real estate. For the sake of clarity, the Parties note that the Tenant is responsible for removing clean rooms and other similar constructions servicing the Tenant upon termination of the Lease Term, unless otherwise agreed between the Parties. The Tenant’s responsibility to remove clean rooms and other similar constructions also applies to constructions the previous tenant leaves to the Leased Premises with consent of the Tenant. 13.5. The Landlord shall be entitled to carry out a maintenance or repair measure that does not cause significant inconvenience or disturbance to the lease by notifying the Tenant thereof at least 14 days before the work begins. The Tenant does not have the right to rent reduction based on these measures. In case such repair and maintenance measures are carried out by a third party in the Leased Premises on behalf of the Landlord, such third party shall enter into confidentiality agreement with the Tenant prior entering into the Leased Premises and comply with instructions given by the Tenant while performing maintenance and repair work. The Tenant shall provide the said confidentiality agreement and relevant access rights to the Leased Premises. 13.6. If the maintenance or repair measure causes significant inconvenience, disturbance to the lease, or prevent the Tenant to operate its activities on a routine basis, the Landlord shall be entitled to carry out such measures by notifying the Tenant thereof at least two (2) months before the work begins. The Tenant does not have the right to terminate the Lease Agreement unless the maintenance or repair measures cause significant and long-lasting inconvenience, disturbance to the Tenant or prevent the Tenant to operate its activities on a routine basis. 13.7. If the maintenance or repair measure is urgent to preserve the condition of the Leased Premises, the Landlord does not have the above-mentioned prior notice obligation. 14 Transfer, subletting and re-letting 14.1. The Tenant may neither transfer its right of lease nor the possession of the Leased Premises or part thereof to a third party or sublet or relet the Leased Premises without a prior Electronically signed / Sähköisesti allekirjoitettu / Elektroniskt signerats / Elektronisk signert / Elektronisk underskrevet visma sign https://sign.visma.net/fi/document-check/d2a812aa-87bb-41c7-99ee-445091b0e721 www.vismasign.com written consent of the Landlord. In case of transfer of business (FI: liikkeenluovutus) ineluding situations when the Tenant’s control changes so that at least 50 % of its shares change ownership or the control transfers otherwise to a third party, the Landlord shall have the right to deny the transfer of Lease Agreement or the possession of the Leased Premises if the transferee is subject to EU or U.S. sanction programs in effect at any given time. 14.2. In any case of subletting, the Tenant shall remain liable to the Landlord for all obligations of the Tenant under this Lease Agreement with respect to the whole Leased Premises. 14.3. The Landlord is entitled to transfer this Lease Agreement or sell or otherwise dispose of the Leased Premises to a third party without approval of the Tenant. The Parties, however, note that it is essential for both Parties that confidentiality and safety of the Tenant’s operations shall be preserved even if the Landlord sells the shares of the Real Estate Company in the future. Therefore, the Landlord shall take the Tenant’s interests into account to a reasonable extent when considering the sale. In particularly, the Landlord shall take into consideration the export-controlled nature of the Tenant’s technology and the regulatory requirements relating to the Tenant’s business operations deriving from the export-controlled nature of the technology. The Landlord may not transfer this Lease Agreement or sell or otherwise dispose the Leased Premises to entities subject to EU or U.S. sanction programs in effect at any given time. 15 Environmental matters 15.1. The Tenant shall be responsible for that its operations in the Leased Premises comply with applicable environmental laws, authority orders and regulations and that the Tenant has all requisite environmental permits. The Tenant shall immediately notify the Landlord of possible deviations from the aforementioned. 15.2. The Landlord shall be entitled to perform environmental inspections in the Leased Premises subject to prior notification to the Tenant and prohibit any activities violating applicable environmental laws, authority orders or regulations to which Tenant is subject to. The Tenant shall indemnify and hold the Landlord and the Real Estate Company harmless against any damages or losses caused by the breach of the Tenant’s environmental obligations under this Lease Agreement. 16 Loss or damage 16.1. The Tenant shall be liable to the Landlord for any harm and damage that its use of the Leased Premises may cause thereto, or to the property in which the Leased Premises are located. The Tenant is not responsible for normal wear and tear of the Leased Premises. 16.2. The Tenant shall indemnify the Landlord and any third parties against damage which the breach of this Lease Agreement by the Tenant may cause to the Landlord or third parties. 16.3. The Landlord shall not be liable for any acts or claims of public authorities relating to the activities performed in the Leased Premises by the Tenant. 16.4. Neither the Landlord nor the Real Estate Company shall be liable for any limitations, deficiencies, or irregularities in the supply of heating, electricity, or water due to circumstances beyond the control of the Landlord or the Real Estate Company nor for any direct or consequential loss or damage thereby caused. 16.5. Neither the Landlord nor the Real Estate Company shall be liable for any loss or damage caused to the operations or property of the Tenant or to the property of a third party on the Electronically signed / Sähköisesti allekirjoitettu / Elektroniskt signerats / Elektronisk signert / Elektronisk underskrevet visma sign https://sign.visma.net/fi/document-check/d2a812aa-87bb-41c7-99ee-445091b0e721 www.vismasign.com

Leased Premises by leaks, blocked drains, or other corresponding reasons, unless the said loss or damage was due to negligence on the part the of the Landlord or the Real Estate Company. 17 Functional failures 17.1. The Tenant is responsible for informing the Landlord without delay of any defects or disruptions concerning the Leased Premises. 17.2. Temporary disruptions in water, sewerage, heating and electrical appliances, or interruptions in corresponding utilities that are necessary for the property in which the Leased Premises are located shall not entitle the Tenant to any reduction in rent or to any compensation from the Landlord or the Real Estate Company unless they are due to negligence on the part of the Landlord or of the said company. 18 Insurance 18.1. The Tenant shall at its own cost be responsible for taking and maintaining appropriate insurance cover for its operations and the movable property (whether belonging to the Tenant or third parties) in the Leased Premises. The insurance shall cover theft, and all damages related thereto including, without limitation, damages caused to the Leased Premises, to the Building or to movable property in the Building. The insurance shall also cover all damages to movable property caused by, for example, water leaks of the Building. The Tenant is solely responsible for the sufficiency of its insurance cover. 18.2. The Landlord shall subscribe and keep in force for the lease term customary Finnish full value property insurance (Fi: kiinteistön täysarvovakuutus) in relation to the Leased Premises. 19 Condition of the Leased Premises at the end of the Lease Term 19.1. At the end of the Lease Term the moving date of the Tenant is the last day of the Lease Term. 19.2. The Tenant shall be required to clean the Leased Premises thoroughly and to clear them of all equipment (such as cleanrooms, process cooling systems etc.), gear and other movable property owned by the Tenant (including window tapings and any other advertising or other signboards on the Leased Premises or on the property in which they are located) at the end of the lease, and to defray the costs of so doing. All markings arising from the removal of machinery, equipment and gear shall be carefully and inconspicuously restored. Except for normal wear and tear, the Leased Premises shall be surrendered to the occupation of the Landlord in a condition corresponding to their condition at the beginning of the lease, allowing for the Tenant’s liability for servicing and maintenance agreed herein and considering the observations in Appendix 2. The Parties shall separately agree on the restoration work in more details well in advance before the Lease Term ends. 19.3. The Landlord shall be entitled to perform the necessary cleaning, repair, and maintenance work at the Tenant’s expense if any shortcomings are observed in maintenance or cleaning of the Leased Premised or of their machinery and equipment at the time of vacating the premises. The Landlord has the right to use the Lease Security for the costs caused to the Landlord based on the Tenant’s failure to fulfil its liabilities. 19.4. The Landlord shall be entitled, at the Tenant’s expense, to rekey the locks and take other measures that are necessary for secure use of the Leased Premises and of the property Electronically signed / Sähköisesti allekirjoitettu / Elektroniskt signerats / Elektronisk signert / Elektronisk underskrevet visma sign https://sign.visma.net/fi/document-check/d2a812aa-87bb-41c7-99ee-445091b0e721 www.vismasign.com in which they are located if, at the end of the lease, the Tenant fails to return all access and egress control credentials and keys that were surrendered to the Tenant. 19.5. An inspection of the Leased Premises shall be arranged at the end of the Lease Term to verify that their condition complies with the Lease Agreement. If there are any significant deficiencies of condition, then the Tenant shall rectify the deficiencies without delay so that the Leased Premises are in the agreed condition with no later than seven (7) days after the inspection. If the significant deficiencies have not been rectified within this period, then the Landlord shall be entitled to commission repairs in the foregoing manner. The Tenant shall be required to pay the agreed rent until the Leased Premises are in a condition that complies with the Lease Agreement. 19.6. The Landlord shall be entitled to take charge of and remove movable property that has not been removed from the Leased Premises by no later than the date of vacating the premises. The Landlord may dispose of movable property of minimal value at its discretion. The Landlord may liquidate any other movable property that the Tenant has not collected within two months of the end of the Lease Agreement, as the Landlord sees fit and without further consulting the Tenant. The same shall apply to any property of the Tenant that may remain within the property in which the Leased Premises are located. 19.7. The Tenant shall be liable for the costs of storing, selling, and disposing of the movable property. 20 Other terms and conditions 20.1. The Parties note that it is essential for the Tenant’s operations to minimize vibration of floor of the Leased Premises. When considering new tenants to the Building, the Landlord aims to acknowledge that their operations would not cause harmful vibration to the Tenant near the Leased Premises. Harmful vibration might be caused, for example, from metalwork, compressors, refrigeration and other equipment. If the Landlord suspects such vibration, the Landlord consults the Tenant to dampen possible vibration. Should the new tenant’s operations nevertheless cause harmful vibration in the Leased Premises and significant harm to the Tenant, the Tenant shall have the right to terminate this Lease Agreement immediately. However, the Tenant shall not have the right to any compensation based on the termination. 20.2. For the sake of clarity, the Parties note that the aforesaid does not apply to vibration caused by current operations conducted in the Building or vibration caused by equipment and machinery located in the Building at the time this Lease Agreement is signed. The Tenant confirms that the current use or building services equipment do not cause any problems in terms of vibration. 20.3. Before the Landlord begins marketing vacant space in the Building, the Landlord shall offer vacant space for the Tenant to rent. The Tenant shall within one (1) month from the Landlord’s proposal decide whether the Tenant leases the offered space on the proposed terms or not. If the Tenant does not want to lease the offered space, the Landlord shall have the right to lease these spaces to a third party. The Landlord may not offer vacant spaces in the Building for rent to for entities subject to EU or U.S. sanction programs in effect at any given time. For the sake of clarity, the Landlord notes that it is in the Landlord’s best interest to choose quality tenants to the Building. 20.4. The Landlord shall reserve 1,5 megawatt of the Building’s electrical capacity for the Tenant’s use. For the sake of clarity, the Parties note that the Landlord is not responsible for Caruna’s electricity distribution nor for Caruna’s possibility to deliver the promised utility capacity without interruptions to the Building. As agreed in section 16.4, the Landlord shall Electronically signed / Sähköisesti allekirjoitettu / Elektroniskt signerats / Elektronisk signert / Elektronisk underskrevet visma sign https://sign.visma.net/fi/document-check/d2a812aa-87bb-41c7-99ee-445091b0e721 www.vismasign.com not be liable for any limitations, deficiencies, or irregularities in the supply of electricity due to circumstances beyond the control of the Landlord or the Real Estate Company. Should the Tenant receive its’ own electricity site agreement (Fi: käyttöpaikkasopimus) or direct electricity procurement agreement, the Landlord has thereafter no obligation to reserve electrical capacity to the Tenant’s use. 21 Entry into force of the Lease Agreement 21.1. This Lease Agreement enters into force when signed by the Parties. 22 Governing law 22.1. This Lease Agreement shall be governed by and construed in accordance with the laws of Finland without giving effect to any choice of law principles or provisions thereof. 22.2. To the extent not otherwise agreed in this Lease Agreement, the Finnish Act on the Lease of Business Premises (1995/482) shall be applied to this Lease Agreement. 23 Dispute resolution 23.1. Any dispute, controversy or claim arising out of or related to this Lease Agreement, or the breach, termination or invalidity thereof shall be finally settled by arbitration in accordance with the Arbitration Rules of the Finland Chamber of Commerce. The arbitration shall be held in Helsinki and the arbitration proceedings shall be conducted in the Finnish Language. The number of arbitrators shall be one (1). 23.2. Notwithstanding the foregoing, the Landlord is entitled to seek grounds for execution (Fi: ulosottoperuste) for an undisputed and due rent receivable or eviction order (Fi: häätömääräys) in the District Court of Helsinki. 24 Counterparts of Agreement This Lease Agreement has been signed electronically. JULIUS TALLBERG-KIINTEISTÖT OYJ IQM FINLAND OY /s/ Timo Valtonen /s/ Mikko Välimäki Timo Valtonen Mikko Välimäki Electronically signed / Sähköisesti allekirjoitettu / Elektroniskt signerats / Elektronisk signert / Elektronisk underskrevet visma sign https://sign.visma.net/fi/document-check/d2a812aa-87bb-41c7-99ee-445091b0e721 www.vismasign.com